Exhibit 24.1

POWER OF ATTORNEY

Reference is hereby made to the registration by BP p.l.c. (“BP”), and BP Capital Markets America Inc. (“BP Capital America”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of (1) debt securities to be issued by BP Capital America (the “Debt Securities”) and (2) the full and unconditional guarantees of BP thereon. Such securities are or will be registered on one or more registration statements on Form F-4, or on such other form or forms promulgated by the U.S. Securities and Exchange Commission (the “SEC”) as may be necessary or advisable to effect such registration (each such registration statement, a “Registration Statement”).

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Katherine Thomson, Martin Giles and Gary Admans, and each of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements, any and all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Debt Securities, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith in order to effect the registration of the Debt Securities under the Securities Act and qualification of the Debt Securities, the related indenture and any other instrument under the U.S. Trust Indenture Act of 1939, as amended, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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Date:	By:

C.H. Svanberg Non-Executive Chairman BP p.l.c.

Date: November 14, 2018	By:	/s/ R.W. Dudley

R.W. Dudley Executive Director, Group Chief Executive (Principal Executive Officer) BP p.l.c.

Date: November 14, 2018	By:	/s/ Helge Lund

Helge Lund Non-Executive Director BP p.l.c.

Date: November 14, 2018	By:	/s/ Pamela Daley

Pamela Daley Non-Executive Director BP p.l.c.

Date:	By:

A. Boeckman Non-Executive Director BP p.l.c.

Date:	By:

F.L. Bowman Non-Executive Director BP p.l.c.

Date: November 14, 2018	By:	/s/ I.E.L. Davis

I.E.L. Davis Non-Executive Director BP p.l.c.

Date: November 14, 2018	By:	/s/ Professor Dame Ann Dowling

Professor Dame Ann Dowling Non-Executive Director BP p.l.c.

[BP p.l.c. — Power of Attorney]

Date: November 14, 2018	By:	/s/ Dr. Brian Gilvary

Dr. Brian Gilvary Executive Director, Chief Financial Officer (Principal Financial and Accounting Officer) BP p.l.c.

Date: November 14, 2018	By:	/s/ B.R. Nelson

B.R. Nelson Non-Executive Director BP p.l.c.

Date: November 14, 2018	By:	/s/ P.R. Reynolds

P. R. Reynolds Non-Executive Director BP p.l.c.

Date: November 14, 2018	By:	/s/ J. Sawers

Sir J. Sawers Non-Executive Director BP p.l.c.

Date:	By:

N.S. Andersen Non-Executive Director BP p.l.c.

Date:	By:

Melody Meyer Non-Executive Director BP p.l.c.

[BP p.l.c. — Power of Attorney]

Date:	By:

Dame Alison Carnwath Non-Executive Director BP p.l.c.

Date: November 14, 2018	By: /s/ Hans Boas
Hans Boas Managing Counsel (Authorized Representative in the United States) BP p.l.c.

[BP p.l.c. — Power of Attorney]